                        For:                DECKERS OUTDOOR CORPORATION

                        Company Contact:    Scott Ash
                                            Chief Financial Officer
                                            (805) 967-7611

                        Investor Relations: Integrated Corporate Relations, Inc.
                                            Chad A. Jacobs/Brendon E. Frey
                                            (203) 222-9013


           DECKERS OUTDOOR CORPORATION ANNOUNCES THAT IT HAS COMPLETED
                       THE ACQUISITION OF THE TEVA ASSETS


GOLETA, Calif. (November 26, 2002) -- Deckers Outdoor Corporation (NASDAQ: DECK) today announced the Company completed the acquisition of the worldwide Teva patents, trademarks and other assets from Mark Thatcher, the Company's former licensor and the inventor of the Teva patents.

As a result of the acquisition, Deckers now owns all of the Teva worldwide assets including all patents, tradenames, trademarks and all other intellectual property, as well as Teva's existing catalog and internet retailing business. The Company expects the transaction to be accretive to net income by approximately $1,000,000, or $0.03 per share, in 2003.

Douglas Otto, Chairman and Chief Executive Officer of Deckers, stated, "We are pleased to have completed this major transaction which will allow us to maximize the true potential of the Teva brand. With the acquisition finalized, we believe the pieces are in place to take this company to the next level and we are dedicated to capitalizing on the opportunities that we have created."

Mark Thatcher commented, "I look forward to working with Deckers under this new structure which will better support Teva's growth and the realization of both Teva's and Deckers' potential value."

Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear, developed for both high performance outdoor activities and everyday casual lifestyle use. The Company's products are offered under the Teva, Simple and Ugg brand names.

*This press release contains a number of forward looking statements, such as the Company's estimates regarding incremental net income and earnings per share expected to result from the Teva acquisition for the fiscal year ending December 31, 2003, Teva's growth potential and the potential future value to be realized by Teva and Deckers. These forward-looking statements are based on the Company's expectations as of today, November 26, 2002. No one should assume that any forward-looking statement made by the Company will remain consistent with the Company's expectations after the date the forward-looking statement is made. The Company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's

Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Among the factors which could impact results are the general economic conditions, world events and the strength or weakness in the retail environments in which the Company's products are sold, including the catalog and internet retailing market. In addition, the Company's sales are highly dependent on consumer preferences, which are difficult to assess and can shift rapidly. Any shift in consumer preferences away from one or more of the Company's product lines could result in lower sales as well as obsolete inventory, both of which could adversely affect the Company's results of operations, financial condition and cash flows. The Company is also dependent on its customers continuing to carry and promote its various lines. Availability of products can also affect the Company's ability to meet its customers' orders. Sales of the Company's Teva(R) products are very sensitive to weather conditions. Extended periods of unusually cold weather during the spring and summer could adversely impact demand for the Company's Teva(R) line. The success of the Company's expansion into new footwear categories, the addition of products outside of footwear including apparel, accessories and related products, and the overall success of the Company's ability to license the Teva name to other products is highly dependent on the popularity and consumer acceptance of the Teva brand in these new markets, as well as the Company's ability to identify and properly manage acceptable licensees. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in the 2001 Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q or this news release.